



                         As filed with the Securities and Exchange Commission on January 10, 2002
                                                                                              Registration No. 333-75288
========================================================================================================================

                                                      UNITED STATES
                                           SECURITIES AND EXCHANGE COMMISSION
                                                 WASHINGTON, D.C. 20549


                                              PRE-EFFECTIVE AMENDMENT NO. 1
                                                           TO
                                                        FORM S-4


                                                 REGISTRATION STATEMENT
                                                          UNDER
                                               THE SECURITIES ACT OF 1933

                                             THE FIRST AMERICAN CORPORATION
                                 (Exact Name of Registrant as Specified in Its Charter)

              California                                 6361                                95-1068610
    (State or Other Jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
    Incorporation or Organization)            Classification Code Number)              Identification Number)

                                                  1 First American Way
                                            Santa Ana, California 92707-5913
                                                     (714) 800-3000
                              (Address, Including Zip Code, and Telephone Number, Including
                                 Area Code, of Registrant's Principal Executive Offices)

                                                  Mark R Arnesen, Esq.
                                                        Secretary
                                             The First American Corporation
                                                  1 First American Way
                                            Santa Ana, California 92707-5913
                                                     (714) 800-3000
          (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

                                                     With a copy to:

                                                   Neil W. Rust, Esq.
                                                    White & Case LLP
                                                  633 West Fifth Street
                                              Los Angeles, California 90071
                                                     (213) 620-7700


                                      Approximate date of commencement of proposed
                                    sale to the public: From time to time after this
                                        Registration Statement becomes effective.

     If the  securities  being  registered on this Form are being offered in connection  with the formation of a holding
company and there is compliance with General Instruction G, check the following box. |_|

     If this  Form is filed to  register  additional  securities  for an  offering  pursuant  to Rule  462(b)  under the
Securities  Act,  check the following  box and list the  Securities  Act  registration  statement  number of the earlier
effective registration statement for the same offering. |_| __________________

     If this Form is a  post-effective  amendment  filed  pursuant to Rule 462(d) under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective registration statement
for the same offering. |_| ________________

                                             CALCULATION OF REGISTRATION FEE
========================= ====================== ======================= ====================== ======================
 Title Of Each Class Of          Amount                 Proposed           Proposed Maximum           Amount of
    Securities To Be              To Be             Maximum Offering           Aggregate            Registration
       Registered           Registered(2)(3)       Price Per Share(4)      Offering Price(4)          Fee(2)(5)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common shares,
   $1.00 par value(1)       3,000,000 shares             $17.96               $53,880,000            $12,877.32
========================= ====================== ======================= ====================== ======================

(1)  The common shares being registered  hereunder  include the associated  rights to purchase First American's Series A
     Junior Participating Preferred Shares. Such rights initially are attached to and trade with the common shares being registered hereunder.

(2)  Pursuant to Rule 429 of the Securities Act, the prospectus  contained  herein also relates to 621,773 common shares of First  American (and  associated  preferred  stock  purchase  rights)  contained in  Registration  Statement No.
     333-66431  on Form S-4 (the  "Earlier  Registration  Statement"),  which  amount is being  carried  forward in this
     Registration Statement.  First American paid the registration fee with respect to the shares carried forward at the time of the filing of the Earlier Registration Statement.


(3)  Pursuant to Rule 416 under the Securities Act, this Registration Statement shall include any additional shares that may become issuable as a result of any stock split, stock dividend,  recapitalization  or other similar transaction effected  without  the receipt of  consideration  that  results in an  increase  in the number of First  American's outstanding common shares.

(4)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the
     Securities Act. The price and fee are computed based upon the average of the high and low sale prices of First
     American's common stock on December 14, 2001, as reported on the New York Stock Exchange. The fee was previously paid.

(5)  Calculated in accordance  with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying
     0.000239 and the proposed maximum aggregate offering price.

=======================================================================================================================
The  Registrant  hereby  amends  this  registration  statement  on such date or dates as may be  necessary  to delay its effective date until the Registrant  shall file a further  amendment which  specifically  states that this  registration statement shall  thereafter  become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this  registration  statement shall become  effective on such date as the  Commission,  acting pursuant to said
Section 8(a), may determine.
=======================================================================================================================

  PROSPECTUS


                    [LOGO OF THE FIRST AMERICAN CORPORATION]


                         THE FIRST AMERICAN CORPORATION
                        3,621,773 SHARES OF COMMON STOCK
                -----------------------------------------------

     We are offering up to 3,621,773 of our common shares, par value $1 per share, for issuance from time to time as full or partial consideration for the acquisition of businesses, assets or securities of other business entities.

     People who receive shares of our common stock in connection with an acquisition may be permitted by us to use this prospectus and a prospectus supplement to resell their shares. You should read the section titled "Selling Shareholders" to find out more information about resales, if any, including the amount of securities being resold.

     The specific terms of each acquisition will be determined at or near the time of the acquisition by negotiations with the owners of the businesses, assets or securities to be acquired. Shares of our common stock issued hereunder will be valued at approximately the market value at the time the terms of the acquisition are tentatively or finally agreed to, when the acquisition is completed, or during a specific period of time before we deliver the shares.

     We may be required to provide further information by means of a post-effective amendment to the registration statement of which this prospectus forms a part or a prospectus supplement once we know the actual information concerning a specific acquisition. We urge you to read this prospectus, any accompanying prospectus supplement and the information described under the heading "Documents Incorporated By Reference" before you make your investment decision.

     We do not expect to receive any cash proceeds from the sale of our common shares pursuant to this prospectus, or to use an underwriter or pay underwriting discounts or commissions with respect to such shares.

     Our common shares are traded on the New York Stock Exchange under the trading symbol "FAF." On January 8, 2002, the closing price of one of our common shares on the New York Stock Exchange was $18.70.


                -------------------------------------------------

                   An investment in our company involves risk.
        You should read carefully the "Risk Factors" beginning on page 4 before deciding whether to purchase shares of our common stock.

                -------------------------------------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                    This prospectus is dated January 10, 2002.

                               __________________


                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

           Prospectus Summary.................................................1
           Risk Factors.......................................................4
           Selected Financial Data............................................6
           Selling Shareholders...............................................8
           Where You Can Find More Information................................9
           Documents Incorporated by Reference................................9
           Special Note of Caution Regarding
              Forward-Looking Statements.....................................10
           Legal Matters.....................................................10
           Experts...........................................................10

                               __________________

     This prospectus incorporates important business and financial information about First American that is not included in or delivered with this document. This means that we may satisfy our disclosure obligations to you by referring you to one or more documents separately filed with the SEC. See "Documents Incorporated By Reference" on page 9 for a list of documents that we have incorporated by reference into this prospectus. This information is available to shareholders without charge upon written or oral request to:


                         The First American Corporation
                                 Mark R Arnesen
                              1 First American Way
                        Santa Ana, California 92707-5913
                                 (714) 800-3000


     To obtain timely delivery, you must request the information at least five business days before the date on which you must make a decision on whether to invest in our company.

                                      (i)

                               PROSPECTUS SUMMARY

Our Company

     We are a leading provider of business information, providing products and services in connection with the major economic events in a consumer's life. We provide information and related services in connection with:

     o  Getting a job                   o  Arranging a mortgage
     o  Renting an apartment            o  Opening or buying a business
     o  Buying a car                    o  Retirement
     o  Buying a house, boat or
        airplane

     Our largest segment is title insurance. We entered this business in 1889 and have a national market share of 23% as of December 31, 2000. We have broad geographic coverage, with strong market shares in all the states and in many foreign countries. Our title insurance revenues in 2000 were $2.1 billion and have grown at an annual rate of 13% over the five year period ended December 31, 2000. The pre-tax margins for our title insurance segment were 4.5% in 2000. For the first nine months of 2001, title insurance revenues were $1.9 billion compared to $1.6 billion for the year before period. In the early 1990s, we began a more aggressive plan to develop and acquire operations that enable us to provide a range of title insurance, real estate-related services, and information services to major residential lenders and loan servicers. Given our strong relationships with these major lenders and the fact that in most refinance transactions the lender selects the title insurer, we believe we are well positioned from a competitive standpoint to benefit from an increase in refinancing activity.

     During the last decade we have developed a complete set of real estate-related services. We now provide all information and services needed to close a home sale and a mortgage, including credit information, flood zone information and real estate tax information. We offer the broadest array of services and have the first or second largest market share in almost all the product categories.

     Our real estate information and services segment has experienced higher growth in revenues and higher margins than our title insurance segment. Revenues from our real estate information and services segment in 2000 were $573 million and have grown at an annual rate of 24% over the five years ended December 31, 2000. The pre-tax margin in our real estate information and services segments was 10.4% in 2000. For the first nine months of 2001, revenues in this segment were $555 million.

     During the last decade, we developed and purchased extensive databases used in producing our real estate-related products. Included are:

     o  Data Trace, the nation's largest provider of title information systems;

     o  Data Tree, the nation's largest database of image recorded documents;
        and

     o First American RES, the nation's largest provider of real estate property characteristic and valuation information.

     Our expertise that we developed in producing real estate-related products led to our entry into businesses less sensitive to real estate cycles, such as tenant screening and pre-employment screening. Most significantly, we developed a set of products used by auto lending and leasing companies to originate and service auto loans and leases. We are the nation's largest provider of specialized automotive credit reports. Between auto and mortgage credit reports, we have issued over 2 million credit reports per month in recent months. The pre-tax margin of our consumer information services segment was 13.9% in 2000. Our revenues in this segment have grown from $80 million in 1996 to $263 million in 2000--an annual growth rate of 33%. Revenues in this segment through the first three quarters of 2001 were $220 million.

     We have developed sophisticated systems to streamline the processes relating to title and real estate information. We have also built sophisticated electronic delivery systems.

     The following is a list of our businesses:

                                      Title Insurance and Services
                                      ----------------------------

     o   Equity loan services                              o   Subdivision title insurance
     o   Lenders Services                                  o   1031 tax-deferred exchange services
     o   National/Commercial title insurance               o   Title and escrow systems
     o   Residential title insurance                       o   Aircraft and vessel title insurance


                                  Real Estate Information and Services
                                  ------------------------------------

     o   Default management services                       o   Mortgage origination/servicing software
                                                                 systems
     o   Credit reporting and information                  o   Appraisal and property valuation
           management
     o   Residential and commercial real estate tax        o   Property characteristic and valuation
           reporting and valuation services                      information
     o   Flood determination and compliance                o   Title plant and document imaging services
     o   Mortgage document services                        o   Field inspections


                                   Consumer Information and Services
                                   ---------------------------------

     o   Pre-employment screening                          o   Banking services
     o   Resident screening                                o   Consumer credit reports
     o   Specialized credit reporting                      o   Home warranty
     o   Sub-prime consumer information                    o   Investment services
     o   Vehicle information and insurance tracking        o   Property and casualty insurance
     o   Trust services

     Our principal executive office is located at 1 First American Way, Santa Ana, California 92707-5913, and our telephone number is (714) 800-3000.

About This Prospectus

     This prospectus and each prospectus supplement (if any) is part of a registration statement on Form S-4 that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, we may offer and sell, from time to time, in one or more offerings, up to a total of 3,621,773 of our common shares for use in connection with acquisitions by us of other businesses, assets or securities of other business entities. The consideration offered by us in such acquisitions, in addition to any shares of common stock offered by this prospectus, may include cash, certain assets and/or assumption by First American of liabilities of the businesses, assets or securities being acquired.

     The terms of acquisitions involving the issuance of the shares of common stock covered by this prospectus are expected to be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired. Factors taken into account in acquisitions may include, among other factors, the quality and reputation of the business to be acquired and its management, the strategic market position of the business to be acquired, its proprietary assets, earning power, cash flow and growth potential, and the market value of its equity securities when pertinent. It is anticipated that shares of our common stock issued in any such acquisition will be offered at approximately the then current market value of the common stock. The value will be determined either when the terms of the acquisition are tentatively or finally agreed to, when the acquisition is completed, or during a period of time before we deliver the shares.

     We do not expect to pay underwriting discounts or commissions, although we may pay finders' fees from time to time in connection with certain acquisitions. Any person receiving finders' fees may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on the resale of shares of common stock purchased by them may be considered underwriting commissions or discounts under the Securities Act.

     This prospectus provides you with a general description of the securities we may sell. If necessary, each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference. See "Documents Incorporated by Reference" on page 9.

     We may also permit individuals or entitles who have received or will receive shares of our common stock in connection with the acquisitions described above, or their transferees or successors-in-interest, to use this prospectus to cover their resale of such shares. See "Selling Shareholders," as it may be amended or supplemented from time to time, for a list of those individuals or entities who are authorized to use this prospectus to sell their shares of our common stock.

     In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on which it is released by First American.

                                  RISK FACTORS

     You should consider carefully the following risk factors, as well as the other information contained elsewhere in this prospectus, each prospectus supplement and the information incorporated by reference before deciding to purchase any of our common shares.

OUR REVENUES MAY DECLINE DURING PERIODS WHEN THE DEMAND FOR OUR PRODUCTS
  DECREASES

     Our revenues decrease as the number of real estate transactions in which our products are purchased decreases. We have found that the number of real estate transactions in which our products are purchased decreases in the following situations:

     o  when mortgage rates are high;

     o  when the mortgage fund supply is limited; and

     o  when the United States economy is weak.

     We believe that this trend will recur.

CHANGES IN GOVERNMENT REGULATION COULD PROHIBIT OR LIMIT OUR OPERATIONS

     Our title insurance, property and casualty insurance, home warranty, thrift, trust and investment businesses are regulated by various federal, state and local governmental agencies. Many of our other businesses operate within statutory guidelines. Changes in the applicable regulatory environment or statutory guidelines could prohibit or restrict our existing or future operations. Such restrictions may restrict our ability to implement rate increases, acquire assets or businesses or otherwise have a negative impact on our ability to increase our operating results. Such regulation may adversely affect our financial performance.

AS A HOLDING COMPANY, WE DEPEND ON DISTRIBUTIONS FROM OUR SUBSIDIARIES, AND IF
  DISTRIBUTIONS FROM OUR SUBSIDIARIES ARE MATERIALLY IMPAIRED, OUR ABILITY TO DECLARE AND PAY DIVIDENDS MAY BE ADVERSELY AFFECTED

     First American is a holding company whose primary assets are the securities of its operating subsidiaries. Our ability to pay dividends is dependent on the ability of our subsidiaries to pay dividends or repay funds to us. If our operating subsidiaries are not able to pay dividends or repay funds to us, we may not be able to declare and pay dividends to you. Moreover, pursuant to insurance and other regulations under which our insurance subsidiaries operate, the amount of dividends, loans and advances available to us is limited. Under such regulations, the maximum amount of dividends, loans and advances available to us from our insurance subsidiaries in 2001 is $138.2 million.

OUR EARNINGS MAY BE REDUCED IF ACQUISITION PROJECTIONS ARE INACCURATE

     Our earnings have improved since 1991 in large part because of our acquisition and integration of non-title insurance businesses. These businesses generally have higher margins than our title insurance businesses. For example, pre-tax margins for our title insurance segment were 4.5% in 2000, while pre-tax margins for our real estate information and services and consumer information services segments in the same year were 10.4% and 13.9%, respectively. The success or failure of acquisitions in these lines has depended in large measure upon the accuracy of our projections. These projections are not always accurate. Inaccurate projections have historically led to lower than expected earnings.

CURRENT LEGAL PROCEEDINGS MAY HAVE A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL
  CONDITION OR RESULTS OF OPERATIONS

     On May 19, 1999, the controller and insurance commissioner of the State of California filed a class action suit in the Sacramento state court. The action seeks to certify as a class of defendants all title and escrow companies doing business in California from 1970 to the present, including certain of our subsidiaries. The plaintiffs allege that the defendants:

     o failed to give unclaimed property to the State of California on a timely basis;

     o charged California home buyers and other escrow customers fees for services that were never performed or which cost less than the amount charged; and

     o devised and carried out schemes, known as earnings credits, with financial institutions to receive interest on escrow funds deposited by defendants with financial institutions in demand deposits.

     In February 2000, we entered into an administrative settlement with the California Department of Insurance, known as the DOI. The DOI released us from any further claim of liability as to its receipt of earnings credits or any alleged overcharges for miscellaneous escrow fee items, such as courier or wire service fees. The DOI further agreed to direct the California attorney general to dismiss the insurance commissioner as a plaintiff from the lawsuit. In the settlement with the DOI, we were directed by the insurance commissioner and agreed to make a contribution to a consumer education fund and accept a new regulation in the form drafted by the DOI, whereby earnings credit programs will be authorized and regulated by the DOI and rate filings will be required for escrow fees. In July 2000, then insurance commissioner Chuck Quackenbush, who had approved the administrative settlement, resigned. The new insurance commissioner has not yet indicated whether he will re-examine the previously agreed upon administrative settlement. We do not believe our settlement will be affected.

     Subsequent to the filing of this lawsuit, our subsidiary First American Title Insurance Company was named and served as a defendant in two private class actions in California courts. The allegations in those actions include some, but not all, of the allegations contained in the lawsuit discussed above. The private class actions independently seek injunctive relief, attorneys' fees, damages and penalties in unspecified amounts. One of the private class actions has been dismissed. The remaining private class action was stayed by court order pending settlement negotiations relating to the class action filed by the California controller and insurance commissioner. The stay was recently lifted.

     An adverse decision in these lawsuits may have a material adverse effect on our financial condition or results of operations.

CERTAIN PROVISIONS OF OUR CHARTER AND RIGHTS PLAN MAY MAKE A TAKEOVER OF OUR
  COMPANY DIFFICULT EVEN IF SUCH TAKEOVER COULD BE BENEFICIAL TO SOME OF OUR SHAREHOLDERS

     Our restated articles of incorporation authorize the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board is empowered, without further shareholder action, to issue shares or series of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights, including the ability to receive dividends, of our common shareholders. The issuance of such preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. In conjunction with the rights plan discussed below, we have authorized the issuance of our Series A Junior Participating Preferred Shares. Although we have no present intention of issuing any additional shares or series of preferred stock, we cannot guarantee that we will not make such an issuance in the future.

     We have adopted a rights plan which could, alone or in combination with our restated articles of incorporation, discourage transactions involving actual or potential changes of control, including transactions that otherwise could involve payment of a premium over prevailing market prices to our shareholders for their common shares.

                             SELECTED FINANCIAL DATA

     The following table sets forth our selected historical consolidated financial and other data for the five years ended December 31, 2000. The summary is qualified in its entirety by reference to the financial statements and other information contained in our annual report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference into this prospectus. All data are in thousands except percentages, per share data and employee data.


                                                                      Year Ended
                                                                      December 31
                                     ------------------------------------------------------------------------------
                                          1996            1997            1998            1999            2000
                                          ----            ----            ----            ----            ----

Revenues.......................       $1,654,976      $1,962,001      $2,943,880      $2,988,169      $2,934,255
Income before cumulative effect
   of a change in accounting for
   tax service contracts (1)...           55,766          67,765         201,527          88,643          82,223
Cumulative effect of a change
   in accounting for tax
   service contracts (1).......               --              --              --        (55,640)              --
Net income.....................           55,766          67,765         201,527          33,003          82,223
Total assets...................        1,010,556       1,220,377       1,852,731       2,116,414       2,199,737
Notes and contracts payable....           72,761          51,720         143,466         196,815         219,838
Mandatorily redeemable
   preferred securities........               --         100,000         100,000         100,000         100,000
Stockholders' equity...........          384,931         442,783         762,265         815,991         870,237
Return on average stockholders'
   equity (2)..................             15.4%           16.4%           33.4%           10.9%            9.8%
Cash dividends on common
   shares......................            7,928          14,035          13,894          15,840          15,256
Per share of common stock (3)
 Basic:
  Income before cumulative
     effect of a change in
     accounting for tax
     service contracts.........              .98            1.19            3.35            1.37            1.29
  Cumulative effect of a change
     in accounting for tax
     service contracts.........               --              --              --           (.86)              --
------------------------------------ -------------- --------------- --------------- --------------- ---------------
  Net income...................          $   .98        $   1.19        $   3.35         $   .51        $   1.29
------------------------------------ -------------- --------------- --------------- --------------- ---------------
 Diluted:
  Income before cumulative effect
     of a change in accounting for
     tax service contracts.....          $   .98        $   1.16        $   3.21        $   1.34        $   1.24
  Cumulative effect of a change in
     accounting for tax service
     contracts.................               --              --              --           (.84)              --
------------------------------------ -------------- --------------- --------------- --------------- ---------------
  Net income...................          $   .98        $   1.16        $   3.21         $   .50        $   1.24
------------------------------------ -------------- --------------- --------------- --------------- ---------------
  Stockholders' equity.........         $   6.76        $   7.74        $  12.08        $  12.54        $  13.62
  Cash dividends...............          $   .14        $    .25         $   .23         $   .24         $   .24
Number of common shares outstanding:
  Weighted average during the year:
     Basic.....................           56,652          57,092          60,194          64,669          63,680
     Diluted...................           57,112          58,482          62,720          66,351          66,050
  End of  year.................           56,965          57,186          63,120          65,068          63,887
Title orders opened (4)........            1,027           1,173           1,585           1,334           1,241
Title orders closed (4)........              775             886           1,210           1,120             975
Number of employees............           11,611          13,156          19,669          20,065          20,346


All consolidated results reflect the 1999 acquisition of National Information Group accounted for under the pooling-of-interests method of accounting.

(1)  In December 1999, First American adopted Staff Accounting Bulletin No. 101 (SAB), "Revenue Recognition in Financial
     Statements." The SAB, which became effective January 1, 1999, applies to First American's tax service operations and requires the deferral of the tax service fee and the recognition of that fee as revenue ratably over the expected service period. The amortization rates applied to recognize the revenues assume a 10-year contract life and are adjusted to reflect prepayments. First American periodically reviews its tax service contract portfolio to determine if there have been changes in contract lives and/or changes in the number and/or timing of prepayments. Accordingly, First American may adjust the rates to reflect current trends.
     The SAB finalizes a series of changes instituted by the Securities and Exchange Commission concerning revenue recognition policies. As a result of adopting the SAB, in 1999, First American reported a charge of $55.6 million, net of income taxes and minority interests, as a cumulative change in accounting principle, reduced net income by
     $10.9 million, or $0.16 per diluted share and restated its quarterly information. During the year ended December
     31, 2000, First American recognized $38.6 million in revenues that were included in the cumulative effect adjustment. Revenues earned by the other products in the real estate information segment are recognized at the time of delivery, as First American has no significant ongoing obligation after delivery.

(2)  Return on average stockholders' equity for 1999 excludes the cumulative effect of a change in accounting for tax service contracts from both net income and stockholders' equity.

(3)  Per share information relating to net income is based on weighted-average number of shares outstanding for the years presented. Per share information relating to stockholders' equity is based on shares outstanding at the end of each year.

(4)  Title order volumes are those processed by the direct title operations of First American and do not include orders processed by agents.

                              SELLING SHAREHOLDERS

     In general, the persons to whom we issue shares of common stock under this prospectus will be able to resell such shares in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive our common shares may want to resell those securities in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by certain shareholders who wish to sell our common stock. As used in this prospectus, "selling shareholders" may include shareholders who receive our common shares hereunder in connection with an acquisition and donees and pledgees selling shares received from such people. We may limit our consent to a specified time period and subject our consent to certain limitations and conditions, which may vary by agreement.

     Selling shareholders may sell our common shares in any combination of the following:

     o through the New York Stock Exchange or any national securities exchange on which our common stock has been approved for listing in the future;

     o  directly to purchasers in negotiated transactions;

     o by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchases;

     o in block trades in which the broker or dealer will attempt to sell securities as an agent but may position and resell a portion of the block as principal;

     o in a transaction in which a broker or dealer purchases as principal for resale for its own account; or

     o  through underwriters or agents.

     Resales by selling shareholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. Shares of our common stock may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. The securities firm may resell the shares through other securities dealers, and commissions or concessions to those other dealers may be allowed. Such selling shareholders may indemnify any securities firm participating in such transactions against certain liabilities, including liabilities under the Securities Act and to reimburse them for any expenses in connection with an offering or sale of securities.

     The selling shareholders and any broker-dealers who act in connection with the sale of shares hereunder may be deemed to be an "underwriter" within the meaning of the Securities Act. Any commissions received by them and profit on any resale of such shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

     Selling shareholders may also offer shares of common stock covered by this prospectus by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales that meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling shareholders should seek the advice of their own counsel about the legal requirements for such sales.

     This prospectus will be amended or supplemented, if required by the Securities Act and the rules of the SEC, to disclose identity of the selling shareholders, the number of shares to be sold by the selling shareholders, any material relationship a selling shareholder may have with us, and other details of the resale to the extent appropriate.

     We will not receive any part of the proceeds from the resale by the selling shareholders of any shares under this prospectus. We will bear all expenses other than selling discounts and commissions and fees and expenses of the selling shareholders in connection with the registration of the shares being reoffered by the selling shareholders.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC may charge a fee for making copies. You may call the SEC at (800) 732-0330 for more information on the operation of the Public Reference Room, and on the availability of other Public Reference Rooms. Our filings with the SEC are also available to the public on the Internet through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at www.sec.gov.

     We have filed a registration statement on Form S-4 with the SEC to register the common stock offered by this prospectus. This prospectus is part of the registration statement. As allowed by SEC rules, this prospectus does not contain all of the information that is in the registration statement and the exhibits to the registration statement. For further information about First American, investors should refer to the registration statement and its exhibits. A copy of the registration statement and its exhibits may be inspected, without charge, at a Public Reference Room or on the SEC's web site.

     You should analyze the information in this prospectus, each prospectus supplement and the additional information described under the heading "Documents Incorporated By Reference" below before you make a decision about investing in our common shares.


                       DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" certain information in documents we file with them, which means that we can disclose important information to you in this prospectus by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus, information filed subsequently that is incorporated by reference and information in any prospectus supplement. These documents contain important business and financial information about our company, including information concerning its financial performance, and we urge you to read them. We incorporate by reference into this prospectus all of the following documents:

     o our annual report on Form 10-K for the fiscal year ended December 31, 2000;

     o our quarterly reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, as amended;

     o our current reports on Form 8-K filed January 31, 2001, February 21, 2001, April 11, 2001, April 16, 2001, May 7, 2001, May 8, 2001, May
          10, 2001, May 17, 2001, August 1, 2001 and October 25, 2001;

     o the description of our common shares, $1.00 par value, contained in our registration statement on Form 8-A, dated November 19, 1993, which registers the shares under Section 12(b) of the Exchange Act; and

     o the description of Rights to Purchase Series A Junior Participating Preferred Shares, which may be transferred with First American's common shares, contained in its registration statement on Form 8-A, dated November 7, 1997, which registers the rights under Section 12(b) of the Exchange Act.

     We also incorporate into this prospectus all of our filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that we file between the date of this prospectus and the earlier of the following dates:

     o the date on which all of the shares offered by this prospectus are resold by the persons or entities who acquire them from us; and

     o the date that is one year after the last date on which shares offered by this prospectus are issued by us.

         SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are based on our management's estimates and assumptions and take into account only the information available at the time the forward-looking statements are made. Although we believe these estimates and assumptions are and will be reasonable, forward-looking statements involve risks, uncertainties and other factors that could cause our actual results to differ materially from those suggested in the forward-looking statements. Forward-looking statements include the information concerning future financial performance, business strategy, projected plans and objectives of First American set forth in this prospectus, including:

     o    statements about any future increase in refinancing activity;

     o continued strong relationships with lenders and our ability to leverage such relationships; and

     o    the scope of our services;

     The words "anticipates," "estimates," "projects," "forecasts," "goals," "believes," "expects," "intends," and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties. The following are some important factors that could cause actual results to differ materially from those in forward-looking statements:

     o changes in the real estate market, interest rates or the general economy;

     o changes in government regulations that are applicable to our regulated businesses;

     o the impact of the legal proceedings commenced by the California attorney general and related litigation and the status of our settlement with the California Department of Insurance;

     o  our continued ability to identify businesses to be acquired;

     o  changes in our ability to integrate businesses which we acquire;

     o  an increase in our expenses;

     o  consolidation among our significant competitors or customers; and

     o other factors described in our annual report on Form 10-K for the fiscal year ended December 31, 2000.

     Our actual results, performance or achievement could differ materially from those expressed in, or implied by, forward-looking statements and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations and financial condition of First American. The forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.


                                  LEGAL MATTERS

         The validity of the common stock offered hereunder will be passed upon by White & Case LLP, 633 West Fifth Street, Los Angeles, California 90071.


                                     EXPERTS

         The financial statements and the related financial statement schedules incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2000, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in the report of said firm, which report is also incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

                         THE FIRST AMERICAN CORPORATION

                        3,621,773 SHARES OF COMMON STOCK




                    [LOGO OF THE FIRST AMERICAN CORPORATION]




                               ------------------

                                   PROSPECTUS

                               ------------------



     We have not authorized anyone to give you any information that differs from the information in this prospectus. If you receive any different information, you should not rely on it.

     The delivery of this prospectus shall not, under any circumstances, create an implication that THE FIRST AMERICAN CORPORATION is operating under the same conditions that it was operating under on the date of this prospectus. Do not assume that the information contained in this prospectus is correct at any time past the date indicated.

     This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

         This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which it relates in any circumstances in which such offer or solicitation is unlawful.





                              DATED JANUARY 10, 2002

                                     PART II

                     Information Not Required in Prospectus

Item 20.   Indemnification of Directors and Officers.

     Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

     The California indemnification statute, as provided in Section 317 of the California Corporations Code (noted above), is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

     The Restated Articles of Incorporation of the Registrant provide that: "The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to the Registrant, or anyone claiming on the Registrant's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Registrant to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

     The Bylaws of the Registrant provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Registrant:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Registrant means any person appointed to serve on the Registrant's board of directors either by its shareholders or by the remaining board members.

     Each of the Registrant's 1996 Stock Option Plan, 1997 Directors' Stock Plan, 401(k) Savings Plan, Pension Plan, Pension Restoration Plan and Employee Profit Sharing and Stock Ownership Plan (for purposes of this paragraph only, each individually, the "Plan") provides that, subject to certain conditions, the Registrant may, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the committee charged with administering the Plan, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Registrant's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

     The Registrant's Deferred Compensation Plan (for purposes of this paragraph only, the "Plan") provides that, "To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law."

     Each of the Registrant's Management Supplemental Benefit Plan and Executive Supplemental Benefit Plan (for purposes of this paragraph only, each individually, the "Plan") provides that, subject to certain conditions, the Registrant may, through the purchase of insurance or otherwise, indemnify and hold harmless, to the extent permitted by law, the members of the Board of Directors and any other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under the Plan, provided that such party or parties were not guilty of willful misconduct.

     The Registrant has a policy of liability insurance which insures its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 21.   Exhibits and Financial Statements.

Exhibit
Number                          Description
------                          -----------

3.1 Restated Articles of Incorporation of Registrant, dated July 14, 1998 (incorporated by reference from Exhibit 3.1 of Amendment No. 1, dated July 28, 1998, to Registrant's Registration Statement No. 333-53681 on Form S-4).

3.2 Certificate of Amendment of Restated Articles of Incorporation of Registrant, dated April 23, 1999 (incorporated by reference from Exhibit (3) to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

3.3 Certificate of Amendment of Restated Articles of Incorporation of Registrant, dated May 11, 2000 (incorporated by reference from Exhibit
          3.1 to Registrant's Current Report on Form 8-K dated June 12, 2000).

3.4 Bylaws of Registrant, as amended (incorporated by reference from Exhibit 3(d) to Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

4.1 Description of Registrant's capital stock in Article Sixth of Registrant's Restated Articles of Incorporation (contained in Exhibits 3.1, 3.2 and 3.3).

4.2 Rights Agreement (incorporated by reference from Exhibit 4 of Registrant's Registration Statement on Form 8-A dated November 7,
          1997).

5         Opinion of White & Case LLP regarding validity of the common shares.

23.1* Consent of PricewaterhouseCoopers LLP, independent accountants to Registrant.

23.2      Consent of White & Case LLP (contained in Exhibit 5).

24*       Power of Attorney.

------------------------
*  Previously filed.

Item 22.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (4) That every prospectus: (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (8) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                         *          *          *

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on January 10, 2002.

                         THE FIRST AMERICAN CORPORATION


                                          By:        /s/ Parker S. Kennedy
                                              ----------------------------------
                                                       Parker S. Kennedy
                                                           President
                                                 (Principal Executive Officer)




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:




         Date: January 10, 2002           By:       /s/ Parker S. Kennedy
                                              ----------------------------------
                                                 Parker S. Kennedy, President
                                                        and Director




         Date: January 10, 2002           By:       /s/ Thomas A. Klemens
                                              ----------------------------------
                                              Thomas A. Klemens, Executive Vice
                                              President, Chief Financial Officer
                                                  (Principal Financial and
                                                     Accounting Officer)



         Date: January 10, 2002           By:            /s/ Max Valdes
                                              ----------------------------------
                                                   Max Valdes, Vice President
                                                    Chief Accounting Officer
                                                  (Principal Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


         Date:                            By:
                                              ----------------------------------
                                                 D. P. Kennedy, Chairman
                                                      and Director




         Date:                            By:
                                              ----------------------------------
                                                 Parker S. Kennedy, President
                                                         and Director




         Date: January 10, 2002            By:                *
                                              ----------------------------------
                                                   Gary J. Beban, Director




         Date: January 10, 2002            By:                *
                                              ----------------------------------
                                                  J. David Chatham, Director




         Date: January 10, 2002            By:                *
                                              ----------------------------------
                                               Hon. William G. Davis, Director




         Date: January 10, 2002            By:                *
                                              ----------------------------------
                                                   James L. Doti, Director




         Date: January 10, 2002            By:                *
                                              ----------------------------------
                                               Lewis W. Douglas, Jr., Director




         Date: January 10, 2002            By:                *
                                              ----------------------------------
                                                 Paul B. Fay, Jr., Director




         Date: January 10, 2002            By:                *
                                              ----------------------------------
                                                  Frank E. O'Bryan, Director




         Date: January 10, 2002            By:                *
                                              ----------------------------------
                                                   Roslyn B. Payne, Director

         Date: January 10, 2002            By:                *
                                              ----------------------------------
                                                  D. Van Skilling, Director




         Date: January 10, 2002            By:                *
                                              ----------------------------------
                                                 Virginia Ueberroth, Director




                           * By: /s/ Parkey
-----------------------------------------------------------------------
                           Parker S. Kennedy
                           Attorney-in-Fact

Exhibit
Number                              Description

3.1 Restated Articles of Incorporation of Registrant, dated July 14, 1998 (incorporated by reference from Exhibit 3.1 of Amendment No. 1, dated July 28, 1998, to Registrant's Registration Statement No. 333-53681 on Form S-4).

3.2 Certificate of Amendment of Restated Articles of Incorporation of Registrant, dated April 23, 1999 (incorporated by reference from Exhibit (3) to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

3.3 Certificate of Amendment of Restated Articles of Incorporation of Registrant, dated May 11, 2000 (incorporated by reference from Exhibit
          3.1 to Registrant's Current Report on Form 8-K dated June 12, 2000).

3.4 Bylaws of Registrant, as amended (incorporated by reference from Exhibit 3(d) to Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

4.1 Description of Registrant's capital stock in Article Sixth of Registrant's Restated Articles of Incorporation (contained in Exhibits 3.1, 3.2 and 3.3).

4.2 Rights Agreement (incorporated by reference from Exhibit 4 of Registrant's Registration Statement on Form 8-A dated November 7,
          1997).

5         Opinion of White & Case LLP regarding validity of the common shares.

23.1* Consent of PricewaterhouseCoopers LLP, independent accountants to Registrant.

23.2      Consent of White & Case LLP (contained in Exhibit 5).

24*       Power of Attorney.

-------------------------
*  Previously filed.

                                      II-8